[LINKENHEIMER LLP LETTERHEAD]


                                                                   EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 2, 1998 on our audit of the consolidated financial statements of POINT PLASTICS, INC. AND SUBSIDIARY included in Synetic, Inc.'s Form 8-K dated July 29, 1998, into this registration statement on Form S-8 and to all our references to our Firm in this registration statement.



                                        /s/ Linkenheimer LLP

Santa Rosa, California
January 29, 1999